UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

January 12, 2009 (January 12, 2009)

Date of Report (Date of earliest event reported)

Pitney Bowes Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

World Headquarters

1 Elmcroft Road

Stamford, Connecticut 06926-0700

(Address of principal executive offices)

(203) 356-5000

(Registrants telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.      OTHER EVENTS

Attached as Exhibit 100 to this report are documents that contain information from the Registrant's Annual Filing on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on February 29, 2008, formatted in eXtensible Business Reporting Language (XBRL).

Users of this data are advised pursuant to Rule 401 of Regulation S-T that the information contained in XBRL documents is unaudited and these are not the official publicly filed financial statements of the Registrant.  The purpose of submitting these XBRL-formatted documents is to test the related format and technology and, as a result, investors should continue to rely on the official version of the furnished documents and not rely on this information in making investment decisions.

In accordance with Rule 402 of Regulation S-T, the information in this Current Report on Form 8-K, including Exhibit 100, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

            Exhibit No.                Description

EX-100.INS               XBRL Report Instance Document

EX-100.SCH              XBRL Taxonomy Extension Schema Document

EX-100.PRE               XBRL Taxonomy Presentation Linkbase Document

EX-100.CAL              XBRL Taxonomy Calculation Linkbase Document

EX-100.LAB              XBRL Taxonomy Label Linkbase Document

EX-100.DEF              XBRL Taxonomy Definition Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pitney Bowes Inc.

January 12, 2009

S.J. Green

Vice President Finance and

Chief Accounting Officer

(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.                  Description

EX-100.INS               XBRL Report Instance Document

EX-100.SCH              XBRL Taxonomy Extension Schema Document

EX-100.PRE               XBRL Taxonomy Presentation Linkbase Document

EX-100.CAL              XBRL Taxonomy Calculation Linkbase Document

EX-100.LAB              XBRL Taxonomy Label Linkbase Document

EX-100.DEF              XBRL Taxonomy Definition Linkbase Document